As filed with the Securities and Exchange Commission on June 29, 2018.

Registration No. 333-24685

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rockwell Automation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	25-1797617
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1201 South 2nd Street Milwaukee, Wisconsin	53204
(Address of Principal Executive Offices)	(Zip Code)

REBECCA W. HOUSE

Senior Vice President, General Counsel and Secretary

Rockwell Automation, Inc.

1201 South 2nd Street

Milwaukee, Wisconsin 53204

(Name and address of agent for service)

(414) 382-2000

(Telephone number, including area code, of agent for service)

Copy to:

KESSAR NASHAT

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York 10019

(212) 408-5100

Approximate date of commencement of proposed sale to the public:

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☑	Accelerated Filer ☐	Non-accelerated Filer ☐ (do not check if a smaller reporting company)
Smaller Reporting Company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

WITHDRAWAL OF SECURITIES FROM REGISTRATION

Rockwell Automation, Inc. by this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (Registration No. 333-24685), which was filed in 1997 for resales of shares acquired upon exercise of options by certain affiliates, withdraws and removes from registration under the Securities Act of 1933, as amended, any shares of its common stock, par value $1 per share, remaining unsold pursuant thereto and terminates the effectiveness of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8: Exhibits.

24	Powers of Attorney authorizing certain persons to sign this Post-Effective Amendment No. 1 to the Registration Statement on behalf of certain directors and officers of Registrant, filed as Exhibit 24 to Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, is incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 29th day of June, 2018.

ROCKWELL AUTOMATION, INC.

By:	/s/ Rebecca W. House
Name:	(Rebecca W. House, Senior Vice President, General Counsel and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on the 29th day of June, 2018 by the following persons in the capacities indicated:

Signature	Title

BLAKE D. MORET*	Chairman of the Board, President and Chief Executive Officer (principal executive officer)

BETTY C. ALEWINE*	Director

J. PHILLIP HOLLOMAN*	Director

STEVEN R. KALMANSON*	Director

JAMES P. KEANE*	Director

LAWRENCE D. KINGSLEY*	Director

WILLIAM T. MCCORMICK, JR.*	Director

KEITH D. NOSBUSCH*	Director

DONALD R. PARFET*	Director

LISA A. PAYNE*	Director

THOMAS W. ROSAMILIA*	Director

PATRICIA A. WATSON*	Director

PATRICK P. GORIS*	Senior Vice President and Chief Financial Officer (principal financial officer)

DAVID M. DORGAN*	Vice President and Controller (principal accounting officer)

* By:	/s/ Rebecca W. House
(Rebecca W. House, Attorney-in-fact) **

** By authority of the powers of attorney filed as Exhibit 24 hereto.

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